CONFIRMING STATEMENT


This Statement confirms that the
undersigned, Richard J. Hawkins,
authorized and designated each of
Alfred R. Rudolph, M.D. and Richard A.
Waldron, to execute and to file on the
undersigneds behalf all Forms 3, 4 and
5 (including any amendments thereto)
that the undersigned may be required to
file with the U.S. Securities and
Exchange Commission as a result of the
undersigneds ownership of or
transactions in securities of SciClone
Pharmaceuticals, Inc.  The authority of
each of Alfred R. Rudolph, M.D. and
Richard A. Waldron, under this
Statement shall continue until the
undersigned is no longer required to
file Forms 3, 4 and 5 with regard to
the undersigneds ownership of or
transactions in securities of SciClone
Pharmaceuticals, Inc., unless earlier
revoked in writing.  The undersigned
acknowledges that each of Alfred R.
Rudolph, M.D. and Richard A. Waldron,
individually, is not assuming any of
the undersigned's responsibilities to
comply with Section 16 of the
Securities Exchange Act of 1934.


Date:  May 24, 2005			/s/
RICHARD J. HAWKINS